Exhibit 4.9
23077914
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SEVENTY SEVEN OPERATING LLC,
as Issuer,

SEVENTY SEVEN FINANCE INC.,
as Co-Issuer,

the Subsidiary Guarantors named herein,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

________________________________
FOURTH SUPPLEMENTAL INDENTURE

Dated as of January 1, 2016

to

INDENTURE
Dated as of October 28, 2011

________________________________
6.625% SENIOR NOTES DUE 2019

FOURTH SUPPLEMENTAL INDENTURE dated as of January 1, 2016 (this “Supplemental Indenture”), among SEVENTY SEVEN OPERATING LLC, an Oklahoma limited liability company (“SSO” or the “Company”), SEVENTY SEVEN FINANCE INC., a Delaware corporation (“SSF”), Seventy Seven Energy Inc., an Oklahoma corporation, as parent guarantor (“Parent”), the subsidiary guarantors listed on the signature page hereof (each a “Subsidiary Guarantor”, and, collectively, the “Subsidiary Guarantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).
R E C I T A L S:
WHEREAS, SSO, SSF, Parent, the Subsidiary Guarantors and the Trustee are parties to an Indenture, dated as of October 28, 2011 (as supplemented by that certain Supplemental Indenture dated as of June 26, 2014, that certain Second Supplemental Indenture dated as of June 15, 2015, and that certain Third Supplemental Indenture dated as of August 31, 2015, the “Indenture”; capitalized terms used but not defined herein shall have the meanings given to them therein), which Indenture governs the terms of SSO’s and SSF’s 6.625% Senior Notes due 2019 (the “Notes”) and pursuant to which Parent and the Subsidiary Guarantors have guaranteed the payment in full of the principal of and premium, if any, interest and Additional Interest, if any on the Notes;
WHEREAS, on and as of the date hereof, Mid-States Oilfield Supply LLC, an Oklahoma limited liability company (“MSOS”), shall merge with and into SSO (the “SSO Merger”), and Oilfield Trucking Solutions, L.L.C., an Oklahoma limited liability company (“OTS”), shall merge with and into Great Plains Oilfield Rental, L.L.C., an Oklahoma limited liability company (“GPOR”) (the “GPOR Merger” and together with the SSO Merger, the “Mergers”);
WHEREAS, MSOS and OTS are Subsidiary Guarantors under the Indenture;
WHEREAS, upon the effectiveness of the GPOR Merger, GPOR will succeed to, and be substituted for, and may exercise every right and power of, OTS under the Indenture and the Subsidiary Guarantee of OTS;
WHEREAS, SSO, SSF and the Subsidiary Guarantors party hereto, pursuant to the foregoing authority, desire to supplement the Indenture in certain respects to evidence (i) the Mergers, (ii) in connection with the GPOR Merger, the assumption by GPOR of the obligations of OTS under the Notes, the Indenture and the Subsidiary Guarantee and (iii) in connection with the SSO Merger, the confirmation by each Subsidiary Guarantor of its Subsidiary Guarantee applying to the Obligations of the Company following the SSO Merger, and have requested the Trustee join with them in the execution and delivery of this Supplemental Indenture, and in accordance with Sections 9.01 and 9.06 of the Indenture, have delivered an Officers’ Certificate and an Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture and that all conditions precedent to the execution and delivery of this Supplemental Indenture have been satisfied, and SSO, SSF and the Subsidiary Guarantors party hereto, and the Trustee are authorized to execute and deliver this Supplemental Indenture;
WHEREAS, all acts and things prescribed by the Indenture, by law and by the constituent documents of SSO, SSF and the Subsidiary Guarantors necessary to make this Supplemental Indenture a valid instrument legally binding on SOO, SSF and the Subsidiary Guarantors in accordance with the terms thereof have been done and performed; and
NOW, THEREFORE, to comply with Sections 5.01(5) and 10.03 of the Indenture and in consideration of the above premises, SSO, SSF, GPOR, the other Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

SECTION 1.	MERGERS
Section 1.1     Assumption of Obligations. Pursuant to Section 10.03, on the date hereof and effective upon the consummation of the GPOR Merger, GPOR, as the successor Person of the GPOR Merger agrees that it shall assume all of the obligations of OTS under the Notes, the Indenture and the Subsidiary Guarantee. GPOR shall succeed to and be substituted for OTS with the same effect as if it had been named in the Indenture as such predecessor initially.
Section 1.2    Confirmation of Obligations. Pursuant to Section 5.01(5), each Subsidiary Guarantor hereby confirms that its Subsidiary Guarantee will apply to the obligations of SSO, as the successor Person of the SSO Merger in accordance with the Notes and the Indenture.

SECTION 2.	MISCELLANEOUS
Section 2.1 Date of Effectiveness. This Supplemental Indenture shall become a legally effective and binding instrument at and as of the date first set forth above.
Section 2.2 Supplemental Indenture Incorporated into Indenture. The terms and conditions of this Supplemental Indenture shall be deemed to be part of the Indenture. Except as specifically modified herein, the Indenture is in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with its terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
Section 2.3 Notes Deemed Conformed. As of the date hereof, the provisions of the Notes and the guarantees of the Subsidiary Guarantors pursuant to the Indenture shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Note or any other action on the part of the Holders of the Notes, SSO, SSF and the Subsidiary Guarantors party hereto, or the Trustee, so as to reflect this Supplemental Indenture. Each Subsidiary Guarantor (other than MSOS and OTS) hereby confirms that its guarantee pursuant to the Supplemented Indenture shall apply to the Notes and the Indenture in accordance with the terms of the Notes and the Indenture.
Section 2.4 Headings. The section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 2.5 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 2.6 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 2.7 Trustee’s Disclaimer. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of SSO, SSF and the Subsidiary Guarantors and not of the Trustee.

[signature page follows]
[Signature Page to Supplemental Indenture]
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

SEVENTY SEVEN OPERATING LLC

By:    /s/ Cary D. Baetz
Name:    Cary D. Baetz
Title:    Chief Financial Officer and Treasurer

SEVENTY SEVEN FINANCE INC.

By:     /s/ Cary D. Baetz
Name:    Cary D. Baetz
Title:    Chief Financial Officer and Treasurer

NOMAC DRILLING, L.L.C.
PERFORMANCE TECHNOLOGIES, L.L.C.
GREAT PLAINS OILFIELD RENTAL, L.L.C.
PTL PROP SOLUTIONS, L.L.C.
Seventy Seven Land Company LLC
SSE Leasing LLC

as SUBSIDIARY Guarantors

By:     /s/ Cary D. Baetz
Name:    Cary D. Baetz
Title:    Chief Financial Officer

SEVENTY SEVEN ENERGY INC.

as PARENT Guarantor

By:     /s/ Cary D. Baetz
Name:    Cary D. Baetz

Title:    Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:    /s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President